Exhibit 99.1

Tuesday, AUGUST 7, 2007

JER INVESTORS TRUST INC. (NYSE: JRT) ANNOUNCES SECOND QUARTER 2007 RESULTS

McLean, VA – August 7, 2007: JER Investors Trust Inc. (NYSE: JRT) today reported results for the quarter ended June 30, 2007:

Second Quarter Highlights:

•

Continued Focus on Commercial Real Estate Backed Assets: We continue to focus on investments collateralized by commercial real estate assets. We have no investments in single family residential mortgages or residential mortgage backed securities, including no investments in “sub prime” residential mortgages or residential mortgage backed securities. At June 30, 2007, the Company continued to have one $18.9 million mezzanine real estate loan collateralized by garden-style apartments located in Florida that have been converted to for-sale condominiums.

•

Acquisition Activities: Completed $224.5 million of investments consisting of five new real estate loans totaling $180.1 million, net of discounts, $38.7 million of real estate assets, and one commercial mortgage backed securities (“CMBS”) acquisition of $5.7 million, prior to closing credits.

•

Growth of Operating Results: Generated net income of $10.1 million, or $0.39 per diluted share, for the three months ended June 30, 2007, on revenues of $34.2 million, a 30% increase in net earnings per diluted common share versus the three months ended June 30, 2006. For the six months ended June 30, 2007, net income was $19.9 million, or $0.77 per diluted share, on revenues of $64.1 million, a 40% increase in net earnings per diluted common share versus the six months ended June 30, 2006.

•

Increased Funds from Operations: Generated funds from operations (“FFO”) of $10.3 million, or $0.40 per diluted share, for the three months ended June 30, 2007, a 33% increase in FFO per diluted common share versus the three months ended June 30, 2006. For the six months ended June 30, 2007, FFO was $20.3 million, or $0.79 per diluted share, a 44% increase in FFO per diluted common share versus the six months ended June 30, 2006.

•

Continued Growth of Dividends: Declared second quarter 2007 dividend of $0.45 per share of common stock, a 25% increase in dividends declared per outstanding common share versus the three months ended June 30, 2006.

•

Portfolio Performance: Recorded no impairments or reserves for losses for the three months ended June 30, 2007 for any CMBS, real estate loan or real estate asset. At June 30, 2007, for our 25 CMBS investments, there have not been any material increases in loan delinquencies in the past twelve months measured as a percent of unpaid principal balance of the underlying loans in the CMBS securitization pools. At June 30, 2007, for our 17 real estate loans and our 12 real estate assets, there are no existing delinquencies or monetary defaults.

•	Liquidity: $87.5 million in aggregate cash at June 30, 2007, consisting of $8.5 million in unrestricted cash plus an additional $79.0 million of restricted cash.

"We are pleased with our second quarter 2007 operating results," said Chairman and Chief Executive Officer, Joseph E. Robert, Jr. "Our underwriting practices and continued focus on commercial real estate backed assets has resulted in strong overall performance of our investments."

Operating Results

Net income was $10.1 million, or $0.39 per diluted share, for the three months ended June 30, 2007, compared to $7.7 million, or $0.30 per diluted share, for the three months ended June 30, 2006. Net income was $19.9 million, or $0.77 per diluted share, for the six months ended June 30, 2007, compared to $14.1 million, or $0.55 per diluted share, for the six months ended June 30, 2006. FFO was $10.3 million, or $0.40 per diluted share, for the three months ended June 30, 2007, compared to $7.7 million, or $0.30 per diluted share, for the three months ended June 30, 2006. FFO was $20.3 million, or $0.79 per diluted share, for the six months ended June 30, 2007, compared to $14.1 million, or $0.55 per diluted share, for the six months ended June 30, 2006. At the end of this earnings release is a reconciliation of GAAP net income to FFO as well as a definition of FFO.

Total revenues were $34.2 million and $64.1 million for the three and six months ended June 30, 2007, respectively, compared to $15.2 million and $29.3 million for the three and six months ended June 30, 2006, respectively. The increase in revenues is due to increased revenue-generating investment balances as well as higher average cash balances primarily related to restricted cash resulting from loan repayments within the collateralized debt obligation transaction completed in the quarter ended December 31, 2006 (“CDO II”).

Interest expense for the three and six months ended June 30, 2007 was $19.8 million and $35.4 million, respectively, compared to $3.9 million and $7.9 million for the three and six months ended June 30, 2006, respectively. The increase in interest expense is primarily related to CDO II, as well as increased average balances outstanding on repurchase agreements and interest related to our issuance of $61.9 million of junior subordinated debentures, related to our issuance of $60.0 million of trust preferred securities.

Total management fees were $2.1 million and $4.1 million for the three and six months ended June 30, 2007, respectively, compared to $1.9 million and $3.8 million for the three and six months ended June 30, 2006, respectively. Base management fees were $1.9 million for the three months ended June 30, 2007 and 2006. The Company incurred an incentive fee to its manager of $0.2 million and $0.4 million during the three and six months ended June 30, 2007, respectively. There were no incentive fees incurred during the three and six months ended June 30, 2006.

General and administrative expenses were $2.0 million and $4.3 million for the three and six months ended June 30, 2007, respectively, compared to $1.7 million and $3.1 million for the three and six months ended June 30, 2006, respectively. The increase in general and administrative expenses is primarily due to collateral administration fees related to CDO II

(affiliate expense) and legal fees related to general corporate advice, statutory compliance advice and SEC filing review fees.

The Company did not record any other than temporary impairment charges for the three and six months ended June 30, 2007. For the three and six months ended June 30, 2006, the Company recorded other than temporary impairment charges of $0 and $0.3 million, respectively.

At June 30, 2007, our common equity book value per share was $12.39, compared to $14.36 at December 31, 2006. The decline is primarily due to changes in the estimated fair value of our CMBS investments resulting from widening of credit spreads and higher applicable interest rates, including United States Treasury rates and swap rates, offset in part by increases in the fair value of interest rate swaps due to increases in swap rates.

Investment Activity

During the three months ended June 30, 2007, the Company completed $224.5 million of investments consisting of five new real estate loans totaling $180.1 million, net of discounts, $38.7 million of real estate assets, and one CMBS acquisition of $5.7 million, prior to closing credits. The Company also received principal repayments of $119.3 million related to nine mezzanine loan investments during the quarter ended June 30, 2007.

Acquisitions by investment type and the weighted average yields of such investments during the three months ended June 30, 2007 were as follows:

	New Q2 2007 Investments ($ in millions)	Fixed Rate: Average Yield	Floating Rate: Average Spread over LIBOR
Real estate loans	$180.1	—	269 bps
CMBS, at cost	5.7	8.0%	—
Real estate assets	38.7	14.2%	—

Total / Average	$224.5	13.4%	269 bps

During the three months ended June 30, 2007, the Company completed the acquisition of a second portfolio of net leased real estate assets consisting of six properties located in five states across the United States for $38.7 million. The first portfolio also had six properties and closed in December 2006. The twelve properties are leased under a single master-lease to an established charter school operator that currently manages approximately 39 charter schools across the United States. Our twelve properties are located across eight states and are utilized by the tenant as charter schools. At June 30, 2007, we had an undepreciated cost basis of $77.5 million in the twelve charter school properties. The master-lease provides for a 25-year term with a 10-year extension option, among other terms. The master-lease is a “triple net” lease with annual escalations equal to the greater of 3% or CPI starting in the third year of the lease. In addition, the lease is partially secured by letters of credit currently aggregating $12.1 million, which will adjust and expire over time based on the operating performance of the portfolio.

Since raising our initial equity capital in June 2004 through June 30, 2007, the Company has closed 53 investments, comprised of CMBS, real estate loans and real estate assets totaling approximately $1.9 billion. In addition, the Company has sold assets or received principal payments on investments aggregating approximately $350.5 million.

The Company’s investments as of June 30, 2007 consist of:

	Fair Value at June 30, 2007	Cost at June 30, 2007	% of Total Investments	Average Yield
	(in millions)		(based on cost)
CMBS	$903.5	$964.3	60.5%	8.6%
Real estate loans	551.3	551.3	34.6%	8.1%
Real estate assets	77.1	77.1	4.9%	14.2%

Total	$1,531.9	$1,592.7	100.0%	8.7%

The Company’s CMBS investments are classified as available for sale. As of June 30, 2007, the Company’s CMBS investment portfolio was in a net unrealized loss position of approximately $60.8 million compared to a net unrealized gain position of $6.1 million as of December 31, 2006. The unrealized loss is primarily driven by the widening of credit spreads for CMBS securities and higher applicable United States Treasury rates and swap rates. Such unrealized losses are partially offset by unrealized increases in the fair value of the Company’s interest rate swaps due to increases in interest rates, principally swap rates, during the six months ended June 30, 2007. Such unrealized losses and gains are not reflected in the Company’s statement of operations for the three and six months ended June 30, 2007; however they are reflected as a reduction of stockholders’ equity within accumulated other comprehensive income (loss).

With respect to the Company’s CMBS investments and the unrealized loss of $60.8 million at June 30, 2007, the following table provides a breakdown of such unrealized losses by financing source as of June 30, 2007 (amounts in millions):

	Fair Value	Cost	Unrealized Gain (Loss)
CMBS financed by CDO I or CDO II	$741.1	$792.0	$(50.9)
CMBS, other financing source	162.4	172.3	(9.9)

Total	$903.5	$964.3	$(60.8)

Note: CDO I represents the collateralized debt obligation completed in the quarter ended December 31, 2005.

Credit Quality and Continued Focus on Commercial Real Estate

Since the inception of our Company, our business continues to focus on debt securities and loans collateralized by commercial real estate assets. Commercial real estate assets include office buildings, retail centers, hospitality and lodging properties, rental apartments, student housing and mobile home parks, warehouses and logistics centers, senior care facilities and nursing homes, and other properties used primarily for business purposes. The Company has no investments in single family residential loans or residential mortgage backed securities, including no investments in “sub prime” residential loans or “sub prime” residential mortgage backed securities. At June 30, 2007, the Company continued to have one $18.9 million mezzanine real estate loan collateralized by garden-style apartments located in Florida that have been converted to for-sale condominiums.

For our 25 CMBS investments totaling $903.5 million in fair value, there have not been material increases in loan delinquencies in the past twelve months measured as a percent of unpaid principal balance of the underlying loans in the CMBS securitization pools. In addition, there are no existing delinquencies or monetary defaults in any of our 17 real estate loans with a total cost basis of $551.3 million and our 12 real estate assets with a net cost basis totaling $77.1 million.

There were no impairment charges or loan loss reserves taken during the three and six months ended June 30, 2007.

During the three months ended June 30, 2007, the Company received repayments on real estate loans totaling $119.3 million. Subsequent to June 30, 2007, the Company received a full repayment of a mezzanine loan in the amount of $11.5 million collateralized by a full-service hotel located in Pittsburgh, PA.

Borrowings / Liquidity

At June 30, 2007, the Company had $8.5 million in unrestricted cash plus an additional $79.0 million of restricted cash. With respect to liabilities, at June 30, 2007, total liabilities were $1.3 billion. The data below further describes the individual components of our liabilities:

•

$974.6 million (or 72.3% of total liabilities) represents borrowings in the form of long term, “match-funded” debt relating to our two collateralized debt obligation offerings, CDO I and CDO II. CDO I and CDO II are not subject to “margin calls” based on mark-to-market fair value determinations of the underlying collateral, have maturities tied specifically to actual repayments of underlying collateral and are generally non-recourse to the Company.

•

$293.3 million (or 21.7% of total liabilities) represents borrowings under short-term repurchase facilities with two separate lenders. The total commitment amount under these facilities, subject to the collateral margin requirements, is $400.0 million. These facilities are generally subject to “margin calls” based on mark-to-market fair value determinations of the underlying collateral, and contain certain recourse provisions to the Company.

•

$61.9 million (or 4.6% of total liabilities) represents borrowings in the form of unsecured junior subordinated debentures. These debentures are not subject to “margin calls” based on mark-to-market fair value determinations of underlying collateral but are fully recourse to the Company. These debentures have a maturity date of April 2037 and are outstanding in connection with our issuance of $60 million trust preferred securities.

•	$18.5 million (or 1.4% of total liabilities) was in the form of trade payables, amounts due to affiliates, dividends declared but not paid to common shareholders and other liabilities.

The Company's ratio of total liabilities to equity as of June 30, 2007 was 4.2x compared to 2.7x as of December 31, 2006.

Dividends

The Board of Directors approved a dividend of $0.45 per common share for the three months ended June 30, 2007 compared to a dividend of $0.36 per common share for the three months ended June 30, 2006. The dividends were paid on July 31, 2007 to common stockholders of record on June 29, 2007.

About JER Investors Trust Inc.

JER Investors Trust Inc. is a New York Stock Exchange listed specialty finance company that originates and acquires commercial real estate structured finance products. The Company's target investments include commercial mortgage backed securities, mezzanine loans and B-Note participations in mortgage loans, commercial mortgage loans and net leased real estate investments. JER Investors Trust Inc. is organized and conducts its operations so as to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. For more information regarding JER Investors Trust Inc. and to be added to our e-mail distribution list, please visit www.jer.com.

Conference Call

Management will host an earnings conference call on Wednesday, August 8, 2007 at 11:00 A.M. eastern standard time. A copy of the earnings release will be posted to the Investor Resources section of the JER Investors Trust Inc. website provided below. All interested parties are welcome to participate on the live call. You can access the conference call by dialing (866) 578-5771 (from within the U.S.) or (617) 213-8055 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference passcode "23664735.”

A webcast of the conference call will be available to the public on a listen-only basis at www.jer.com. A replay of the earnings call will be available until August 29, 2007 by dialing (888) 286-8010 (from within the U.S.) or (617) 801-6888 (from outside of the U.S.); please reference passcode "41421494.”

Non-GAAP Financial Measures

During the quarterly conference call, the company may discuss non-GAAP financial measures as defined by SEC Regulations G. In addition, the Company has used non-GAAP financial measures in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure (net income) can be found on the last page of this release.

Forward-Looking Statements

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. JER Investors Trust can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from JER Investors Trust’s expectations include, but are not limited to, changes in the real estate and bond markets, our continued ability to source new investments, and other risks detailed from time to time in JER Investors Trust’s SEC reports. Such forward-looking statements speak only as of the date of this press release. JER Investors Trust expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in JER Investors Trust’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

CONTACTS:

Tae-Sik Yoon, Chief Financial Officer, JER Investors Trust Inc.: (703) 714-8094

Dave Sturtevant, ROI: (703) 813-5643, ext. 243

JER INVESTORS TRUST INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	June 30, 2007	December 31, 2006
	(Unaudited)	(Audited)
ASSETS
Cash and cash equivalents	$8,497	$143,443
Restricted cash	79,005	83,085
CMBS, at fair value	903,475	790,203
Real estate loans	551,334	287,845
Real estate assets, net	77,076	38,740
Accrued interest receivable	10,170	8,241
Due from affiliate	—	146
Interest rate swap agreements, at fair value, net	21,324	1,136
Deferred financing fees, net	14,806	14,684
Other assets	3,302	438

Total Assets	$1,668,989	$1,367,961

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Notes payable	$974,578	$974,578
Repurchase agreements	293,287	—
Junior subordinated debentures	61,860	—
Accounts payable and accrued expenses	1,536	939
Dividends payable	11,609	18,523
Due to affiliate	1,555	2,110
Other liabilities	3,834	1,830

Total Liabilities	1,348,259	997,980

Stockholders' Equity:
Common stock, $0.01 par value, 100,000,000 shares authorized, 25,890,035 and 25,757,035 shares issued and outstanding, respectively	259	258
Additional paid-in capital	392,113	391,872
Cumulative dividends paid/declared	(92,179)	(69,250)
Cumulative earnings	65,282	45,374
Accumulated other comprehensive income (loss)	(44,745)	1,727

Total Stockholders' Equity	320,730	369,981

Total Liabilities and Stockholders' Equity	$1,668,989	$1,367,961

JER INVESTORS TRUST INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except share and per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2007	2006	2007	2006
REVENUES
Interest income from CMBS	$20,531	$10,846	$38,354	$20,200
Interest income from real estate loans	10,630	3,115	19,379	6,177
Interest income from cash and cash equivalents	1,564	1,268	3,550	2,935
Lease income from real estate assets	1,404	—	2,777	—
Other income	31	—	31	—

Total Revenues	34,160	15,229	64,091	29,312

EXPENSES
Interest expense	19,793	3,914	35,424	7,887
Management fees, affiliate	1,850	1,914	3,705	3,836
Incentive fees, affiliate	235	—	387	—
Depreciation on real estate assets	206	—	412	—
General and administrative	1,975	1,745	4,255	3,138

Total Expenses	24,059	7,573	44,183	14,861

INCOME BEFORE OTHER GAINS (LOSSES)	10,101	7,656	19,908	14,451

OTHER GAINS (LOSSES)
Loss on impairment of assets	—	—	—	(310)

NET INCOME	$10,101	$7,656	$19,908	$14,141

Net earnings per share:
Basic	$0.39	$0.30	$0.77	$0.55

Diluted	$0.39	$0.30	$0.77	$0.55

Weighted average shares of common stock outstanding:
Basic	25,695,178	25,683,409	25,693,615	25,682,726

Diluted	25,720,330	25,690,170	25,715,513	25,687,353

Dividends declared per common share	$0.45	$0.36	$0.89	$0.69

JER INVESTORS TRUST INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)

(in thousands, except share and per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2007	2006	2007	2006
Net income available to common stockholders	$10,101	$7,656	$19,908	$14,141
Add:
Depreciation on real estate assets	206	—	412	—

Funds from Operations (FFO) *	$10,307	$7,656	$20,320	$14,141

FFO per share:
Basic	$0.40	$0.30	$0.79	$0.55

Diluted	$0.40	$0.30	$0.79	$0.55

*	The revised White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, in April 2002 defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of properties, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.